Exhibit 31.4

Certification

I, C. Alex Estevez, certify that:

1.	I have reviewed this annual report amendment on Form 10-K/A of Datastream Systems, Inc.;

2.	Based on my knowledge, this annual report amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report amendment;

Date: March 16, 2004	/s/ C. ALEX ESTEVEZ

C. Alex Estevez Chief Financial Officer Datastream Systems, Inc.